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                                                                EXHIBIT 23.1 (v)

                                     [LETTERHEAD]





                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-8 of PETsMART, Inc. and Subsidiaries of our report dated June 9, 1995, relating to the combined financial statements of Sporting Dog Specialties, Inc. and Affiliates, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such prospectus.



/s/ Davie, Kaplan & Braverman, P.C.

DAVIE, KAPLAN & BRAVERMAN, P.C.


Rochester, New York
November 1, 1996